Exhibit 99.1

For Inquiries:

investorrelations@essendant.com

847.627.7000

essendant Announces Management Changes;

Provides Details on Cost reduction plan

Earl Shanks Appointed Chief Financial Officer

Ric Phillips Named President ORS Industrial

Company expects to achieve approximately $20 million in annualized cost savings by Q1 2016

DEERFIELD, Ill., November 12, 2015 – Essendant Inc. (NASDAQ: ESND), a leading supplier of workplace essentials, today announced changes to the company’s management team.  Earl Shanks has been appointed chief financial officer, succeeding Todd Shelton who is leaving to pursue an operating leadership role outside Essendant.  Mr. Shelton will remain with the company through January and will work closely with Mr. Shanks to ensure a seamless transition.  Ric Phillips has been named president of ORS Industrial, succeeding Paul Barrett, who is retiring from the company. The appointments of Mr. Shanks and Mr. Phillips to their new roles are effective immediately.

“I want to thank Todd and Paul for their many contributions to Essendant over the years,” said Robert B. Aiken Jr., chief executive officer of Essendant.  “These changes to our management team are part of a natural progression of our business and position us to continue to successfully execute our plan to transform Essendant into the fastest and most convenient solution for workplace essentials and deliver value for shareholders.”

Mr. Aiken continued, “I’m delighted to welcome Earl to our team.  He is a proven leader who brings deep financial experience and I am confident he will build upon the strong, stable financial foundation that Todd and his team have established. Over the past two years, Ric has successfully led our Online and New Channels business and we will benefit from his expertise and guidance in the continued development of ORS Industrial. Earl and Ric will be key members of a management team that is well suited to guide Essendant into our next phase of growth.”

Mr. Shanks currently serves as a director of Verint, a global leader in Actionable Intelligence solutions, and has previously served as the chief financial officer at Convergys Corporation, a global leader in relationship management solutions and a major provider of outsourced business services, from 2003 to 2012. Prior to that, Mr. Shanks held various financial leadership roles with NCR Corporation, including serving as the chief financial officer from 2001 to 2003 where he oversaw treasury, finance, real estate, tax, and six business unit finance teams. In addition, Mr. Shanks previously served as the vice president and treasurer of Farley Industries and Fruit of the Loom Inc.

Mr. Phillips has been with Essendant since 2013, as President of Online and New Channels. Over the last 2 years, he led the $500+ million dollar New Channels business to profitable growth.  He also successfully led Essendant’s relationships with major e-tail and other large resellers, and in addition was responsible for the advancement of the company’s online capabilities.  Prior to joining Essendant,

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he spent over a decade at McKinsey & Company in various consulting roles.  He was elected partner at McKinsey in 2005.  Previously, Mr. Phillips worked for Baxter Healthcare, where he held several roles, including serving as a Manager of National Accounts.

Cost Reduction Plan

The company also announced details of its plan to reduce operating costs by approximately $20 million on an annualized basis by the first quarter of 2016.  The cost reduction plan includes steps to de-layer the company’s management structure and simplify the organization as it transitions to a common operating and IT platform.

“The actions we announced today are difficult but necessary steps to achieve broader functional alignment of our organization and better position Essendant for the long term,” said Mr. Aiken.  “By reducing costs we will enhance our ability to reinvest in our business to drive growth and value creation for our shareholders.  These actions are critical to achieving our goal of delivering low single digit revenue growth, and high single digit earnings per share growth in 2016.”

Through a combination of voluntary retirement and involuntary reductions, the company expects to realize annualized savings of $20 million and permanently reduce its management by approximately 90 roles, located primarily at the company’s Deerfield, IL headquarters. Most of these management reductions will be completed by the end of 2015.

Essendant expects to incur approximately $10 million in pre-tax charges in the fourth quarter of 2015 associated with the cost reduction actions.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: end-user demand for products in the office, technology, and furniture product categories may continue to decline; Essendant’s reliance on key customers, and the risks inherent in continuing or increased customer concentration and consolidations; prevailing economic conditions and changes affecting the business products industry and the general economy; Essendant’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; the impact of Essendant’s repositioning, restructuring and rebranding activities on Essendant’s customers, suppliers, and operations; Essendant’s reliance on supplier allowances and promotional incentives; Essendant’s reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to Essendant’s customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; Essendant’s ability to maintain its existing information technology systems and the systems and e-commerce services that it provides to customers, and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the creditworthiness of Essendant’s customers; Essendant’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; Essendant’s success in effectively identifying, consummating and integrating acquisitions; the risks and expense associated with Essendant’s obligations to maintain the security of private information provided by Essendant’s customers; the costs and risks related to compliance with laws, regulations and industry standards affecting Essendant’s business; the availability of financing sources to meet Essendant’s

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business needs; Essendant’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect Essendant’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by Essendant regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

Essendant Inc. is a leading supplier of workplace essentials, with 2014 net sales of $5.3 billion. The company stocks a broad assortment of over 160,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, industrial supplies, and automotive aftermarket tools. The company’s network of 79 distribution centers enables the company to ship most products overnight to more than ninety percent of the U.S. and major cities in Canada. For more information, visit www.essendant.com.

Essendant common stock trades on the NASDAQ Global Select Market under the symbol ESND.

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